Exhibit 99

                                                 August 30, 1999

                        CINTECH TELE-MANAGEMENT SYSTEMS, INC.

                       AMENDED AND RESTATED STOCK OPTION PLAN



1.     Purpose

       The purposes of this Amended and Restated Stock Option Plan are to amend and restate in its entirety the Cintech Tele-Management Systems, Inc. 1993 Stock Option Plan, as amended, to attract and retain the best available personnel, to provide additional incentive to the Employees, Directors and Consultants of Cintech Tele-Management Systems, Inc. (the "Company") and to promote the success of the Company's business.

2.     Definitions

       As used herein, the following definitions shall apply:

       a. "Act" shall mean the Securities and Exchange Act of 1934, as amended.

       b.   "Board" shall mean the Board of Directors of the Company.

       c. "Committee" shall mean (a) the members of the Stock Option Committee of the Board of Directors of the Company which shall be comprised of not less than three (3) directors of the Company designated by the Board of Directors in accordance with the Code of Regulations of the Company and Rule 16(b)-3 of the Act..

       d. "Common Stock" shall mean the Common Stock , without par value, of the Company.

       e. "Consultant" shall mean any person who is currently under contract with or who has agreed on an ongoing basis to provide services for the Company who is not an Employee or Director.

       f. "Director" shall mean any member of the Board of Directors that is also an employee of the Company.

       g. "Effective Date" shall mean the date on which this Plan, in its present form, shall become effective, as provided in Section 7 below.

       h. "Employee" shall mean any person, including officers, employed by the Company.

       i. "Incentive Option" shall mean an Option granted under this Plan which is an incentive stock option under the provisions of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"); and any provisions elsewhere in this Plan or in any such Incentive Option which would prevent such option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by action of the Committee; and the Committee may retroactively add provisions to this Plan or to any Incentive Option if necessary to qualify such an option as an incentive stock option.

       j. "Option" shall mean a stock option granted pursuant to the Plan.

       k. "Option Agreements" shall mean a written agreement between the Company and an Optionee setting forth the terms of the Options in such form as the Committee shall approve.

       l. "Option Stock" shall mean the Common Stock subject to an Option.

       m. "Optionee" shall mean an Employee, Consultant or Director who receives an Option or Options granted under the Plan, as well as the holder of an Option or Options granted under this Plan prior to the Effective Date.

       n. "Non-Qualified Option" shall mean an Option granted under this Plan which is not an Incentive Option. Such Non-Qualified Option shall not be affected by any actions taken retrospectively as provided in subsection 2(h) above with respect to Incentive Options.

       o. "Plan" shall mean this Amended and Restated Stock Option Plan, as amended.

       p. "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

3.     Scope of the Plan

       An aggregate of [2,500,000] Shares, representing not greater than [seventeen] percent (17%) of the Company's authorized Shares of Common Stock, are hereby made available and shall be reserved for issuance under this Plan. However, the aggregate number of Shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 12 hereof. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall (unless the Plan shall have terminated) become available for grants of other Options under the Plan.

       The aggregate number of Shares available for issuance pursuant to Options granted to insiders under the Plan (as that term is defined in the Ontario Securities Act and Section 627 of the Toronto Securities Exchange Company Manual) or pursuant to other outstanding options may not exceed ten percent (10%) of the Common Stock then issued and outstanding. The aggregate number of Shares issued under the Plan or pursuant to other outstanding options to insiders, within a one-year period, shall not exceed ten percent (10%) of the Common Stock then
issued and outstanding.   The aggregate number of Shares issued under
the Plan or pursuant to other outstanding options to any one insider and such insider's associates (as that term is defined in the Ontario Securities Act and Section 627 of the Toronto Securities Exchange Company Manual), within a one-year period, shall not exceed five percent (5%) of the Common Stock then issued and outstanding.

       Notwithstanding the foregoing, and as ___________ in Section 633(d), the aggregate number of shares at any time available for issuance to any one person under the Plan or pursuant to other outstanding options may not exceed five percent (5%) of the Common Stock then issued and outstanding.


4.     Administration of Plan

       a.   Procedure.  The plan shall be administered by the Committee.

       b. Powers of the Committee. The Committee shall have the exclusive authority, in its discretion, but subject to the express provisions of the Plan: (i) to grant Options; (ii) to determine, upon review of relevant information and in accordance with Section 8 of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8 of the Plan; (iv) to determine the individuals to whom, and the time or times at which, Options shall be granted, and the number of shares to be represented by each Option; (v) to cancel, with the consent of the Optionee, outstanding Options and to grant new Options in substitution therefor;
(vi) to interpret the Plan; (vii) to accelerate or defer (with the consent of Optionee) the exercise date of any Option; (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;
(ix) to determine the terms and provisions of the respective Option Agreements (which need not be identical) by which Options shall be evidenced and, with the consent of Optionee, modify or amend any provisions (including provisions relating to the exercise price) of any Option; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            Directors shall not be prohibited from receiving or exercising Option grants under the Plan to the extent that such Directors are otherwise eligible to participate in the Plan, except that no Director shall participate in decisions related to Options granted or to be granted to that Director.

       c. Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

5.     Eligibility

       a.   Incentive Options may be granted only to any Employee or
Director as the Committee may from time to time designate.   In
selecting the individuals to whom Incentive Options shall be granted, as well as in determining the number of Incentive Options granted, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the Plan. Subject to the provisions of Section 3 hereof, an Employee may, if he or she is otherwise eligible, be granted an additional Incentive Option or Incentive Options if the Committee shall so determine.

       b. Non-Qualified Options may be granted to any Consultant, Employee or Director or nonemployee Director as the Committee may from time to time designate. In selecting the individuals to whom Non-Qualified Options shall be granted, as well as in determining the number of Non-Qualified Options granted, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the Plan. Subject to the provisions of
Section 3 hereof, a Consultant or Director may, if he or she is otherwise eligible, be granted an additional Non-Qualified Option or Non-Qualified Options if the Committee shall so determine.

6.     No Contract of Employment Implied

       The Plan shall not confer upon any Optionee any right with respect to continuation of employment by or the rendition of services to the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or services at any time, with or without cause. The terms of this Plan or any Options granted hereunder shall not be construed to give any Optionee the right to any benefits not specifically provided by the Plan or in any manner modify the Company's right to modify, amend or terminate any pension or retirement plans.

7.     Term of Plan

       The Effective Date of this Plan shall be the date this Plan is approved by the vote of the holders of a majority of the outstanding Shares of the Company entitled to vote on the adoption of the Plan and shall terminate ten (10) years after the Effective Date, and no grants shall be made after such termination date under this Plan, provided, however, that the Plan shall terminate at such earlier time as the Committee may determine. Any terminations, either partial or complete, shall not affect any Options then outstanding under the Plan.

8.     Exercise Price and Consideration

       a. Exercise Price. The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Committee but may not be less than the latest closing price of the Company's Common Stock on any stock exchange on the last trading day preceding the date of the grant of the Option. Such price shall be subject to adjustment as provided in Section 12 hereof. In the event that the Company's Common Stock is not listed on any stock exchange at the exercise of an Option, the per share exercise price for the Shares shall be as set by the Committee and shall, in the case of any Incentive Option, not be less than the fair market value of the Shares on the date the Option is granted, as determined under applicable provisions of the Code.

       b. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option and the method of payment therefor, shall be determined by the Committee and may consist entirely of: (i) cash; (ii) check; (iii) the Optionee's personal interest-bearing, full recourse promissory note with such terms and provisions as the Committee may authorize, provided however, that no such note shall have a maturity date which exceeds thirty(30) days from date of issue and no person who is not an employee of the Company may purchase Shares with a promissory note; (iv) other Shares of Common Stock which (x) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired directly or indirectly from the Company and (y) have a fair market value on the date of surrender (determined without regard to any limitations on transferability imposed by securities laws) equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; (v) any combination of such methods of payment; or (vi) such other considerations and method of payment for the issuance of Shares to the extent permitted under applicable laws.

9.     Options

       a. Term of Option. The term of each Option granted shall be for a period of no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement or herein.

       b. More than one Incentive Option granted to a Participant. More than one Option, and more than one form of Option, may be granted to a participant under this Plan.

       c.   Exercise of Options.

            (i) Procedure for Exercise: Rights as a Shareholder. Subject to the provisions of Section 8, each Option shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                   An Option may not be exercised for a fraction of a Share.

                   An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has beenreceived by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 8 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares received upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

            (ii) Period Within Which Option May be Exercised. No more than the following percentages of each Option granted to Employees under this Plan may be exercised prior to expiration of the following number of years after the effective date of the grant of such Option:

           Years After                    Percentage of Option Shares
           Date of Grant                      Eligible for Exercise

           Less than one *                            0%
           At least one but less than two             25%
           At least two but less than three           50%
           At least three but less than four          75%
           At least four but no more than five        100%

           * unless waived by the Committee

            Subject to the terms and conditions of this Section 9, Options granted to Directors or Consultants shall vest under this Plan and may be exercised one year after the effective date of the grant of an Option.

           (iii) Termination of Status as an Employee, Director or Consultant. In the event of the termination in an Optionee's status as an Employee, Director or Consultant (as the case may be) for any reason whatever, or expiration or termination of a contract or other agreement with a Consultant, subsequent to such termination an Optionee may, subject to the limitations set forth in the Option Agreement, exercise Options to the extent that such Employee, Director, or Consultant was entitled to exercise the Option or Options at the date of such termination, pursuant to the terms of the Option Agreement. To the extent that such Employee, Director, or Consultant was not entitled to exercise the Option or Options at the date of such termination, or if such Employee, Director or Consultant does not exercise such Option or Options (which such Employee, Director or Consultant was entitled to exercise) within the time specified in the Option Agreement, the Option or Options shall terminate.

           (iv) Partial Exercise. Unless otherwise provided in the Option Agreement, any exercise of an Option granted under this Plan may be made in whole or in part.

       d. Incentive Options and Non-Qualified Options. Options may be either Incentive Options or Non-Qualified Options at the discretion of the Committee. Options not otherwise designated shall be Non-Qualified Options. Notwithstanding any other provisions herein, the following provisions shall apply to Incentive Options: (i) the exercise price of any Incentive Option granted to any person who on the date of grant owns (within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary shall not be less than 110% of the fair market value of the Common Stock on the date of grant;
(ii) the maximum term of any Incentive Option granted hereunder shall be ten years, except that the maximum term of any Incentive Option granted to a person described in clause (i) above shall be five years; (iii) no Incentive Option may be granted subsequent to the tenth anniversary of the date of shareholder approval of this Plan; (iv) Incentive Options may only be granted to persons who are employees of the Company or any subsidiary within the meaning of the Code; (v) the aggregate fair market value, determined as of the time of the grant, of the shares of Common Stock with respect to which Incentive Stock Options held by any Optionee which are exercisable for the first time by such Optionee during any calendar year under the Plan and under any other benefit plans of the Company shall not exceed $100,000, or if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder; and (vi) Incentive Options may not be granted with respect to more than an aggregate of 2,000,000 shares of Common Stock under this Plan.

10.    Non-Transferability of Options

       An Option granted hereunder shall by its terms not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee.

11.    Withholding Taxes

       Whenever under the Plan shares of Common Stock are to be issued, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Payment of such amount can be made:

      a.   In cash; or

      b. By the transfer of free and clear shares of the Company's Common Stock (which shares shall be promptly canceled), which shall be valued at the fair market value of such Shares on the date of such transfer; or

       c.   Any combination of (a) and (b); or

       d. By the Optionee's election to permit the Company to retain that number of Shares covered by the exercise of the Option, when valued at the fair market value at the time of such exercise, sufficient to meet the withholding tax requirements incurred on the exercise of the stock Option, and the Company shall deposit in cash the Optionee's withholding tax incurred, subject to the following restrictions:

            (i)    The election shall be irrevocable.

            (ii) The election shall be subject to the disapproval of the Committee.

            (iii) The election shall be made prior to the date the tax is required to be withheld.

            (iv) If the Optionee is an officer of the Company, the following additional restrictions shall apply:

                   a. The election shall be made six (6) months prior to the date the tax is required to be withheld, or

                   b. The election shall be made in the ten (10) day "window period" beginning on the third day following the release of the Company's quarterly or annual financial information and ending on the twelfth business day following such release.

12.    Adjustments Upon Changes in Capitalization or Merger

       a. Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the number of shares of Common Stock subject to each outstanding Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

       b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his or her Option as to all or any part of the Option Stock, including Shares as to which the Option would not otherwise be exercisable.

       c. Sale or Merger. "Sale" means: (i) sale (other than a sale by the Company) of securities entitled to more than 80% of the voting power of the Company in a single transaction or a related series of transactions; (ii) sale of substantially all of the assets of the Company; or (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company, as a result of which the persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not own securities immediately after the reorganization, merger or consolidation entitled to more than 80% of the voting power of the reorganized, merged or consolidated Company. Immediately prior to a Sale, each Optionee may exercise his or her Option as to all Shares then subject to the Option, regardless of any vesting conditions expressed in the Option. Voting power, as used in this Section 12(c), shall refer to those securities entitled to vote generally in the election of directors, and securities of the Company not entitled to vote generally in the election of directors shall be counted as if converted or exercised, and each unit of voting securities shall be counted in proportion to the number of votes such unit is entitled to cast.

       d. Purchased Shares. No adjustment under this Section 12 shall apply to any purchased Shares already deemed issued at the time any adjustment would occur.

       e. Notice of Adjustments. Whenever the purchase price or the number of kind of securities issuable upon the exercise of the Option shall be adjusted pursuant to Section 12, the Company shall give Optionee written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, and the method by which such adjustment was calculated.

13.    Time of Granting Options

       The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee, Director or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

       In the event the Committee cancels, with the consent of Optionee, any Option granted under this Plan, and a new Option is substituted therefor, the date that the cancelled Option was originally granted shall be the date used to determine the earliest date for exercising the new substituted Option under Section 8 so that the Optionee may exercise the substituted Option at the same time as if the Optionee had held the substituted Option since the date the cancelled Option was granted; provided, however, that the foregoing premium on cancellation and substitution shall be effected only in compliance with the rules and regulations of any ___________ exchange on which the Common Stock of this Company is listed.

14.    Amendment and Termination of the Plan

       a. Amendment and Termination. The Board of Directors may terminate or amend the Plan from time to time in such respects as it shall deem advisable; provided that, to the extent necessary to comply with applicable laws or regulations, the Company shall obtain shareholder approval of any Plan amendment. This Plan is intended to comply with all applicable requirements of Rule 16b-3 under the Act or any successor rule or regulation, insofar as participants subject to
Section 16 of that Act are concerned. To the extent any provision of the Plan does not so comply, the provision may, to the extent permitted by law and deemed advisable by the Committee, be deemed null and void with respect to such participants.

       b. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by Optionee and the Company.

15.    Conditions Upon Issuance of Shares

       Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1993, as amended, the Act, and the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16.    Reservation of Shares

       The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to permit the exercise of all Options outstanding under the Plan.

       The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sales of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.    Information to Optionees

       To the extent required by applicable law, the Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.

18.    Funding

       Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of benefits under the Plan.

19.    Indemnification of Committee

       In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon finding of bad faith. Upon the institution of any such action, suit or proceeding, a Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle it on his own behalf.

20.    Previously Granted Options

       As of the Effective Date, Options to purchase a total of 1,114,313 shares have been granted to approximately fifty seven (57) Employees, Directors and Consultants hereunder. Such Options shall remain outstanding and effective after the Effective Date and shall be subject to all terms and conditions of this Plan as herein amended and restated with respect to such outstanding Options and such terms and conditions as may be set forth in the relevant stock option agreements. If the terms and conditions of any stock option agreements granted prior to the Effective Date are more expansive than those authorized under this Plan, the terms and conditions contained in such option agreements shall remain effective. Hereafter, the Plan and the relevant stock option agreements granted hereunder shall govern all option grants.

21.    Controlling Law

       The Plan shall be governed by the laws of the state of Ohio applicable to contracts made in Ohio.